UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Alder BioPharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on May 27, 2016 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In light of the voting results concerning the frequency with which stockholders will be provided an advisory vote on executive compensation that were delivered at the Company’s 2016 Annual Meeting of Stockholders held on May 26, 2016 and certain other factors, the Company has determined that it will include a stockholder advisory vote on the compensation of the Company’s named executive officers in its proxy materials annually until the Company holds the next stockholder advisory vote on the frequency of such advisory votes. The Company is required to hold votes on such frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: July 15, 2016	By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer